Exhibit 99
Pall Corporation Reports Second Quarter and First Half Results
East Hills, NY (March 11, 2009) — Pall Corporation (NYSE:PLL) today reported sales and earnings for the second quarter and six months ended January 31, 2009.
Overview
Sales for the six months were $1.1 billion, a decrease of 5.5% or 1.7% in LC, from a year earlier. Net earnings were $82 million, compared to $84.1 million in the period last year. Diluted earnings per share (“EPS”) were $0.68, on par with a year earlier. Pro forma EPS, excluding restructuring and other charges as well as non-recurring favorable tax items, were $0.78 versus last year’s $0.82. The estimated impact of foreign currency translation reduced earnings per share by $0.03 in both the quarter and six months.
Second quarter sales were $543.3 million compared to $625.7 million in the second quarter of fiscal 2008. Foreign exchange reduced sales by $38 million or 6%. Net earnings were $38.9 million compared to $48 million in the second quarter of fiscal 2008. Diluted EPS were $0.33, down from $0.39 a year earlier. Pro forma EPS, excluding restructuring and other charges, were $0.38 versus last year’s $0.46.
Eric Krasnoff, Chairman and CEO, stated, “While the economy deteriorated during our second quarter, Pall is weathering the storm. Our market and geographic diversity provides some shelter. Well-established productivity improvement and cost-reduction programs have been advanced to stay ahead of forecasted changes in market demand. The results can be seen clearly in the 110 basis point improvement in gross margins.
Our ability to respond to the economic downturn contributed to a $13 million reduction in SG&A expenses compared to the first quarter. We are also executing on further plans to align operating costs to this business climate.
Pall maintains a sound balance sheet and solid liquidity. We returned $95 million of cash to shareholders in the six months and increased the quarterly dividend to 14 1/2 ¢ per share.
We are managing to the current reality while preserving our longer-term perspective. Pall should be well-positioned when the economy rebounds.”
Life Sciences — Second Quarter Highlights
(Dollar Amounts in Thousands)

Sales:	JAN. 31, 2009	% CHANGE	% CHANGE IN LC
Medical (a)	$96,887	(9.0)	(3.4)
BioPharmaceuticals (a)	128,135	(7.2)	(0.1)

Total Life Sciences segment	$225,022	(8.0)	(1.5)

		% OF SALES
Gross profit	$115,302	51.2
Operating profit	$48,602	21.6

(a)	The BioPharmaceuticals market includes the Laboratory market previously reported in Medical. The amounts above reflect this change.

Medical sales decreased 3.4% in the quarter. This is in line with expectations and reflects lower Blood Filtration sales in the Western Hemisphere. Both Cell Therapy and OEM market sales increased.
Sales in BioPharmaceuticals were essentially flat compared to 16.7% growth in the prior year. Pharmaceutical customers were working down inventory levels and delaying capital projects. Laboratory sales were up 10.1% (in LC) with growth in Europe and Asia particularly robust.
Gross margins improved 160 basis points to 51.2% driven by price and market mix changes. SG&A dollars decreased about 2% in LC and decreased 40 basis points as a percentage of sales to 25.4%.Operating profit in the quarter was $48.6 million. Operating profit margin improved to 21.6%.
Industrial — Second Quarter Highlights
(Dollar Amounts in Thousands)

Sales:	JAN. 31, 2009	% CHANGE	% CHANGE IN LC
Energy, Water & Process Technologies	$201,332	(13.2)	(6.3)
Aerospace & Transportation	66,388	(6.5)	1.3
Microelectronics	50,554	(35.4)	(34.7)

Total Industrial segment	$318,274	(16.5)	(10.7)

		% OF SALES
Gross profit	$141,047	44.3
Operating profit	$35,882	11.3
Energy, Water & Process Technologies (“EWPT”) sales decreased 6.3% reflecting global weakness in Industrial Manufacturing which declined 23%. On the positive side, Power Generation grew 10% globally. Other bright spots included double-digit sales growth in the Municipal Water market in the Western Hemisphere and in Food & Beverage in the Western Hemisphere and Asia.
In Aerospace & Transportation, Military sales continued to be strong increasing 12.9% (in LC). Commercial Aerospace and Transportation were down.
Microelectronics sales decreased in all geographies driven by continued weakness in the semiconductor and consumer electronics markets.
Gross margins improved 50 basis points to 44.3% driven by price and the benefits of lean manufacturing and cost reduction initiatives. SG&A was flat (in LC). Operating profit was $35.9 million, while operating profit margin was 11.3%.
Conclusion/Outlook
Mr. Krasnoff concluded, “Pall’s strategic market positions across the globe can help mitigate the impact of the present global macroeconomic environment. We also continue strong cost control measures to palliate the impact of the recession. In light of the turbulent global economic environment, we are not providing specific guidance on sales and earnings. We remain committed to keeping the public informed of conditions and prospects for key markets, trends that affect the business and of our long-term vision and strategy.
While the timing and triggers of economic recovery are unknown at this juncture, what is clear to us is that the long-term drivers for Pall’s enabling technologies are compelling.”

Conference Call
On Thursday, March 12, 2009, at 8:30 am ET, Pall Corporation will host a conference call to review these results. The call will be webcast and individuals can access it at www.pall.com/investor. Listening to the webcast requires audio speakers and Microsoft Windows Media Player software. The webcast will be archived for 30 days.
About Pall Corporation
Pall Corporation is the global leader in the field of filtration, separation and purification. Pall is organized into two businesses: Life Sciences and Industrial. These businesses provide leading-edge products to meet the demanding needs of customers in biotechnology, pharmaceutical, transfusion medicine, energy, electronics, water purification, aerospace, transportation and broad industrial markets. Total revenues for fiscal year 2008 were $2.6 billion. The Company is headquartered in East Hills, New York and has extensive operations around the world. For more information visit Pall at http://www.pall.com.
Forward-Looking Statements
The matters discussed in this release contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. All statements regarding future performance, earnings projections, earnings guidance, management’s expectations about its future cash needs and effective tax rate, and other future events or developments are forward-looking statements. Forward-looking statements are those that use terms such as “anticipate”, “should”, “believe”, “estimate”, “expect”, “intend”, “plan”, “predict”, “potential” or similar expressions about matters that are not historical facts. Forward-looking statements contained in this and other written and oral reports are based on current Company expectations and are subject to risks and uncertainties, which could cause actual results to differ materially. Such risks and uncertainties include, but are not limited to, those discussed in Part I, Item 1A, “Risk Factors” in the 2008 Form 10-K, and other reports the Company files with the Securities and Exchange Commission, including the impact of the current global recessionary environment and its likely depth and duration, the current credit market crisis, volatility in currency and energy costs and other macro economic challenges currently affecting the Company, our customers (including their cash flow and payment practices) and vendors, and the effectiveness of our initiatives to mitigate the impact of the current environment. The Company makes these statements as of the date of this disclosure and undertakes no obligation to update them.
Management uses certain non-GAAP measurements to assess the Company’s current and future financial performance. The non-GAAP measurements do not replace the presentation of the Company’s GAAP financial results. These measurements provide supplemental information to assist management in analyzing the Company’s financial position and results of operations. The Company has chosen to provide this information to facilitate meaningful comparisons of past, present and future operating results and as a means to emphasize the results of ongoing operations.

PALL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in Thousands)

	JAN. 31, 2009	JULY 31, 2008
Assets:

Cash and cash equivalents	$221,486	$454,065
Accounts receivable	502,282	617,079
Inventories	458,742	492,977
Other current assets	173,206	95,518

Total current assets	1,355,716	1,659,639

Property, plant and equipment, net	623,528	662,985
Other assets	565,925	634,122

Total assets	$2,545,169	$2,956,746

Liabilities and Stockholders’ Equity:

Short-term debt	$21,168	$29,314
Accounts payable, income taxes and other current liabilities	504,441	544,649

Total current liabilities	525,609	573,963

Long-term debt	654,771	747,051
Deferred taxes and other non-current liabilities	352,465	496,497

Total liabilities	1,532,845	1,817,511

Stockholders’ equity	1,012,324	1,139,235

Total liabilities and stockholders’ equity	$2,545,169	$2,956,746

PALL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(Amounts in thousands, except per share data)

	SECOND QUARTER ENDED				SIX MONTHS ENDED
	JAN. 31, 2009		JAN. 31, 2008		JAN. 31, 2009		JAN. 31, 2008
Net sales	$543,296		$625,747		$1,121,318		$1,186,754
Cost of sales	286,947		337,471		585,578		637,162

Gross profit	256,349		288,276		535,740		549,592

% of sales	47.2%		46.1%		47.8%		46.3%
Selling, general and administrative expenses	167,084		178,845		347,590		349,832
% of sales	30.8%		28.6%		31.0%		29.5%
Research and development	17,419		18,092		36,352		34,987

Earnings before restructuring and other charges, net (“ROTC”), interest expense, net, and income taxes	71,846		91,339		151,798		164,773

% of sales	13.2%		14.6%		13.5%		13.9%
ROTC	8,747	(a)	13,859	(b)	16,922	(a)	22,628	(b)
Interest expense, net	6,553		8,063		15,979		15,784

Earnings before income taxes	56,546		69,417		118,897		126,361
Provision for income taxes	17,675		21,429		36,939	(a)	42,271	(b)

Net earnings	$38,871		$47,988		$81,958		$84,090

Earnings per share:
Basic	$0.33		$0.39		$0.69		$0.68
Diluted	$0.33		$0.39		$0.68		$0.68

Average shares outstanding:
Basic	118,428		123,372		118,931		123,256
Diluted	119,213		124,572		119,921		124,449

Net earnings as reported	$38,871		$47,988		$81,958		$84,090
ROTC after pro forma tax effect	6,322	(a)	9,229	(b)	13,016	(a)	15,325	(b)
Tax adjustments	—		—		(1,426	)(a)	2,435	(b)

Pro forma earnings	$45,193		$57,217		$93,548		$101,850

Diluted earnings per share as reported	$0.33		$0.39		$0.68		$0.68
ROTC after pro forma tax effect	0.05	(a)	0.07	(b)	0.11	(a)	0.12	(b)
Tax adjustments	—		—		(0.01	)(a)	0.02	(b)

Pro forma diluted earnings per share	$0.38		$0.46		$0.78		$0.82

(a)	ROTC in the quarter and six months include charges of $7,384 (5 cents per share, after pro forma tax effect) and $9,974 (6 cents per share, after pro forma tax effect), respectively, comprised of severance and other costs related to the Company’s cost reduction programs. Furthermore, ROTC includes $1,363 in the quarter and $3,228 (3 cents per share, after pro forma tax effect) in the six months comprised of legal and other professional fees related to the previously reported matters that were under inquiry by the audit committee of the Company’s board of directors, an increase to previously established environmental reserves, net of insurance settlements and the impairment of capitalized software development costs related to discontinued projects. ROTC in the six months also includes $1,977 (1 cent per share after pro forma tax effect) related to the impairment of equity and debt investments held by the Company’s benefits protection trust and $1,743 (1 cent per share, after pro forma tax effect) to write-off in process research and development acquired in the acquisition of GeneSystems, SA.

Provision for income taxes includes a benefit of $1,426 (1 cent per share) in the six months primarily resulting from an adjustment to the net tax cost of the repatriation of foreign earnings and newly enacted tax legislation. Pro forma earnings excludes these items as they are deemed to be non-recurring in nature.

(b)	ROTC in the quarter and the six months includes charges of $3,959 (2 cents per share, after pro forma tax effect) and $8,962 (5 cents per share, after pro forma tax effect) primarily comprised of severance and other costs related to the Company’s cost reduction programs ROTC in the quarter and six months also includes $9,900 (5 cents per share, after pro forma tax effect) and $13,666 (7 cents per share, after pro forma tax effect) primarily comprised of legal and other professional fees related to the previously reported matters that were under inquiry by the audit committee of the Company’s board of directors.

Provision for income taxes in the six months includes a charge of $2,435 (2 cents per share) resulting from newly enacted tax legislation in a foreign tax jurisdiction. Pro forma earnings excludes this item as it is deemed to be non-recurring in nature.

PALL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Amounts in Thousands)

	SIX MONTHS ENDED
	JAN. 31, 2009	JAN. 31, 2008
Net cash provided/(used) by operating activities	$61,893	$(74,905)

Investing activities:

Acquisitions, net of cash acquired	(37,214)	—
Disposals of long-lived assets	2,992	4,605
Capital expenditures	(58,387)	(52,681)
Other	(14,297)	(4,789)

Net cash used by investing activities	(106,906)	(52,865)

Financing activities:

Dividends paid	(30,814)	(29,425)
Notes payable and long-term borrowings	(63,636)	101,453
Purchase of treasury stock	(64,884)	—
Other	7,874	8,222

Net cash (used)/provided by financing activities	(151,460)	80,250

Cash flow for period	(196,473)	(47,520)
Cash and cash equivalents at beginning of year	454,065	443,036
Effect of exchange rate changes on cash	(36,106)	14,749

Cash and cash equivalents at end of period	$221,486	$410,265

Free cash flow:
Net cash provided by operating activities	$61,893	$(74,905)
Less capital expenditures	58,387	52,681

Free cash flow	$3,506	$(127,586)

PALL CORPORATION
SUMMARY OPERATING PROFIT BY SEGMENT
(Unaudited)
(Dollar Amounts in Thousands)

	SECOND QUARTER ENDED		SIX MONTHS ENDED
	JAN. 31, 2009	JAN. 31, 2008	JAN. 31, 2009	JAN. 31, 2008
Industrial
Sales	$318,274	$381,267	$675,967	$727,660
Cost of sales	177,227	214,334	370,048	410,559

Gross profit	141,047	166,933	305,919	317,101
% of sales	44.3%	43.8%	45.3%	43.6%

Selling, general and administrative expenses	97,360	103,606	198,460	201,420
% of sales	30.6%	27.2%	29.4%	27.7%
Research and development	7,805	7,884	16,471	15,161

Operating profit	$35,882	$55,443	$90,988	$100,520

% of sales	11.3%	14.5%	13.5%	13.8%

Life Sciences
Sales	$225,022	$244,480	$445,351	$459,094
Cost of sales	109,720	123,137	215,530	226,603

Gross profit	115,302	121,343	229,821	232,491
% of sales	51.2%	49.6%	51.6%	50.6%

Selling, general and administrative expenses	57,086	62,982	119,470	124,729
% of sales	25.4%	25.8%	26.8%	27.2%
Research and development	9,614	10,208	19,881	19,826

Operating profit	$48,602	$48,153	$90,470	$87,936

% of sales	21.6%	19.7%	20.3%	19.2%

CONSOLIDATED:
Operating profit	$84,484	$103,596	$181,458	$188,456
General corporate expenses	12,638	12,257	29,660	23,683

Earnings before ROTC, interest and income taxes	71,846	91,339	151,798	164,773
ROTC	8,747	13,859	16,922	22,628
Interest expense, net	6,553	8,063	15,979	15,784

Earnings before income taxes	$56,546	$69,417	$118,897	$126,361

PALL CORPORATION
SUPPLEMENTAL SEGMENT SALES INFORMATION BY MARKET AND GEOGRAPHY
(Unaudited)
(Dollar Amounts in Thousands)

				EXCHANGE	% CHANGE
				RATE	IN LOCAL
SECOND QUARTER ENDED	JAN. 31, 2009	JAN. 31, 2008	% CHANGE	IMPACT	CURRENCY
			|------------------------ Increase/(Decrease) ------------------------|
Industrial
By Market:
Energy, Water & Process Technologies	$201,332	$232,005	(13.2)	$(16,141)	(6.3)
Aerospace & Transportation	66,388	71,013	(6.5)	(5,536)	1.3
Microelectronics	50,554	78,249	(35.4)	(545)	(34.7)

Total Industrial	$318,274	$381,267	(16.5)	$(22,222)	(10.7)

By Geography:
Western Hemisphere	$100,065	$98,976	1.1	$(1,904)	3.0
Europe	117,423	149,309	(21.4)	(18,219)	(9.2)
Asia	100,786	132,982	(24.2)	(2,099)	(22.6)

Total Industrial	$318,274	$381,267	(16.5)	$(22,222)	(10.7)

Life Sciences
By Market:
Medical (a)	$96,887	$106,432	(9.0)	$(5,948)	(3.4)
BioPharmaceuticals (a)	128,135	138,048	(7.2)	(9,843)	(0.1)

Total Life Sciences	$225,022	$244,480	(8.0)	$(15,791)	(1.5)

By Geography:
Western Hemisphere	$84,867	$95,897	(11.5)	$(705)	(10.8)
Europe	107,676	117,471	(8.3)	(15,163)	4.6
Asia	32,479	31,112	4.4	77	4.1

Total Life Sciences	$225,022	$244,480	(8.0)	$(15,791)	(1.5)

(a)	The BioPharmaceuticals market includes the Laboratory market previously reported in Medical. The amounts in this table reflect this change.

PALL CORPORATION
SUPPLEMENTAL SEGMENT SALES INFORMATION BY MARKET AND GEOGRAPHY
(Unaudited)
(Dollar Amounts in Thousands)

				EXCHANGE	% CHANGE
				RATE	IN LOCAL
SIX MONTHS ENDED	JAN. 31, 2009	JAN. 31, 2008	% CHANGE	IMPACT	CURRENCY
			|------------------------ Increase/(Decrease) ------------------------|
Industrial
By Market:
Energy, Water & Process Technologies	$418,931	$440,694	(4.9)	$(19,135)	(0.6)
Aerospace & Transportation	139,083	137,272	1.3	(7,088)	6.5
Microelectronics	117,953	149,694	(21.2)	175	(21.3)

Total Industrial	$675,967	$727,660	(7.1)	$(26,048)	(3.5)

By Geography:
Western Hemisphere	$201,964	$195,909	3.1	$(2,827)	4.5
Europe	249,520	281,768	(11.4)	(21,572)	(3.8)
Asia	224,483	249,983	(10.2)	(1,649)	(9.5)

Total Industrial	$675,967	$727,660	(7.1)	$(26,048)	(3.5)

Life Sciences
By Market:
Medical (a)	$189,293	$200,674	(5.7)	$(6,906)	(2.2)
BioPharmaceuticals (a)	256,058	258,420	(0.9)	(12,059)	3.8

Total Life Sciences	$445,351	$459,094	(3.0)	$(18,965)	1.1

By Geography:
Western Hemisphere	$166,183	$182,899	(9.1)	$(966)	(8.6)
Europe	217,134	218,493	(0.6)	(18,246)	7.7
Asia	62,034	57,702	7.5	247	7.1

Total Life Sciences	$445,351	$459,094	(3.0)	$(18,965)	1.1

(a)	The BioPharmaceuticals market includes the Laboratory market previously reported in Medical. The amounts in this table reflect this change.
Contact:
Pall Corporation
Patricia Iannucci
V.P. Investor Relations & Corporate Communications
Telephone: 516-801-9848
Email: piannucci@pall.com
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